NEWS RELEASE

Harte Hanks Names Mark Del Priore as New CFO

New York , New York – January 16, 2019 -- Harte Hanks (NYSE: HHS), a leading data-driven multi-channel marketing solutions firm, today announced the appointment of Mark Del Priore as Chief Financial Officer, effective today. Mr. Del Priore succeeds Jon Biro, who decided to step down from the role and has agreed to remain with the company through February 28, 2019, to help facilitate a smooth transition.

Bant Breen, Harte Hanks’ CEO stated, “I’m pleased to welcome Mark to our new leadership team as we advance the company to the next phase of its development focused on driving growth and profitability across all areas of the business. Mark played an important role in the recent restructuring initiatives, and his experience related to expense management and prioritizing investments for growth will benefit Harte Hanks going forward.”

Mr. Del Priore joined Harte Hanks in November 2018 as its Chief Restructuring Officer. Prior to joining the Company, Del Priore was Chief Financial Officer at SITO Mobile, a leading, publicly traded location-based advertising and consumer insights driven mobile data company servicing brands and agencies. From 1999 to 2013, Mr. Del Priore served as a Principal at W.R. Huff Asset Management Co., L.L.C., where he evaluated and oversaw a number of W.R. Huff’s public and private investments, including a substantial portfolio of technology, telecommunications and media companies.

Alfred V. Tobia Jr., Chairman of Harte Hanks, “On behalf of the entire board, I’d like to thank Jon for his contributions to the turnaround effort over the past year. Jon joined Harte Hanks at a time when there was limited financial expertise and structure in corporate management and has made important strides toward strengthening the team and remedying its deficiencies. We wish him well in his future endeavors.”

Mr. Tobia continued, “Harte Hanks continues to make strides towards our goal of sustained operational profitability. Mark Del Priore’s experience in operational restructuring and public company finance is an ideal fit for our organization. On behalf of the board and our shareholders, I welcome Mark to his new role at the company and look forward to benefitting from his experience.”

About Harte Hanks:
Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world's leading brands. Harte Hanks has approximately 3,200 employees located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

As used herein, “Harte Hanks” or “the company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Investor Contact:
Rob Fink
Hayden IR
646-415-8972
HHS@HaydenIR.com

Media Contact:
Mark Braff
Braff Communications LLC
201-612-0707
mbraff@braffcommunications.com

Source: Harte Hanks, Inc.